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                                  EXHIBIT 23

            CONSENT OF BEARD & COMPANY, INC., INDEPENDENT AUDITORS

       We consent to the incorporation by reference in the Registration Statements (on Form S-3 and Form S-8) of Juniata Valley Financial Corp. of our report dated January 22, 1999, with respect to the consolidated financial statements of Juniata Valley Financial Corp. incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 1998.


                                         BEARD & COMPANY, INC.

Reading, Pennsylvania
March 25, 1999